Exhibit 32

Certification of Chief Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Edward H. Schaefer, President and Chief Executive Officer and Steven L. Wierschem, Principal Financial Officer of FFBW, Inc., (the “Company”) certify in their capacity as officers of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2022 (the “Report”) and that to the best of their knowledge:

1.            the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2022	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer

Date: August 10, 2022	/s/Steven L. Wierschem
Steven L. Wierschem
Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.